Exhibit 10.2

EXTENSION AMENDMENT TO THE CREDIT AGREEMENT

EXTENSION AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated as of March 1, 2012 among CATALENT PHARMA SOLUTIONS, INC., a Delaware corporation (the “Borrower”), PTS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the “Administrative Agent”), and as a Dollar Term-1 Lender (the “Extending Lender”).

PRELIMINARY STATEMENTS:

(1) The Borrower, Holdings, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A., as L/C Issuer, the other lenders party thereto and the other agents party thereto have entered into a Credit Agreement dated as of April 10, 2007 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) Pursuant to Section 2.18 of the Credit Agreement, the Borrower has requested an extension of the maturity date for certain amount of the outstanding Dollar Term-1 Loans and Dollar Term-1 Commitments held by the Extending Lender.

(3) The Extending Lender shall be deemed, upon the effectiveness of this Amendment, to have converted its outstanding Dollar Term-1 Loans into Extended Dollar Term -1 Loans in the aggregate principal amount of $11,000,000 (the “Extension”).

(4) The Borrower, the Administrative Agent and the Extending Lender have agreed to amend the Credit Agreement to effect the changes described above.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Schedule 2.01(a)(i) to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01(a)(i) to this Amendment.

SECTION 2. Conditions of Effectiveness to Amendment . Section 1 of this Amendment shall become effective on the date when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party and the Extending Lender.

SECTION 3. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) The Extension shall be deemed to have occurred on the effectiveness of this Amendment and to have been effected by way of an increase of the Extended Dollar Term-1 Loans and a dollar-for-dollar decrease of the Non-Extended Dollar Term-1 Loans, in each case in the principal amount of $11,000,000. This is a Term Extension Agreement for the Extension under Section 2.18(c) of the Credit

Agreement. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

PTS INTERMEDIATE HOLDINGS LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer and Treasurer

CATALENT USA WOODSTOCK, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

CATALENT USA PACKAGING, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

CATALENT USA PAINTBALL, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

R.P. SCHERER TECHNOLOGIES, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Treasurer

GLACIER CORPORATION

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Treasurer

CATALENT US HOLDING I, LLC
by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ John Chiminski
Name: John Chiminski
Title: President and Chief Executive Officer

CATALENT US HOLDING II, LLC by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ John Chiminski
Name:	John Chiminski
Title:	President and Chief Executive Officer

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and as Extending Lender

By:	/s/ Stephen B. King
Name: Stephen B. King
Title: Vice President

Schedule 2.01(a)(i)

Extended Dollar Term-1 Loans:    On file with the Administrative Agent

Non-Extended Dollar Term-1 Loans:    On file with the Administrative Agent